EXHIBIT 10(hh)




                           CONSULTING AGREEMENT

  Consulting Agreement, entered into as of this 31st day of January, 1998, by and between Hasbro, Inc., a Rhode Island corporation (the
"Corporation"), and George R. Ditomassi, Jr., an individual residing at 152 Tennyson Drive, Longmeadow, MA 01106 (the "Consultant")

                                WITNESSETH:

     WHEREAS, the Corporation is primarily engaged in the manufacturing, merchandising, marketing, distribution, developing and licensing of toys, games, puzzles and related products (the "Business"); and

     WHEREAS, the Consultant is a skilled and experienced businessman who served from 1960 through the date hereof as an employee and senior executive officer of the Corporation; and

     WHEREAS, the Corporation desires to retain the Consultant to render the consulting services set forth herein to the Corporation for a period commencing on the date hereof, and continuing through October 31, 1999, subject to extension by mutual agreement; and

     WHEREAS, the Consultant and the Corporation are willing to enter into this consulting agreement (the "Agreement") on the terms and conditions as provided herein;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

  1.   Term.
       ----
  The term of the Agreement shall commence as of February 1, 1998 and, unless otherwise terminated as hereinafter provided, shall continue through October 31, 1999 (the period from the date hereof through termination or expiration, whichever occurs first, to be hereinafter referred to as the "Term"), provided that the Term may be extended for such additional periods as may be agreeable to the Consultant and the Corporation.

  2.   Services.
       --------
    2.1   The Consultant shall provide the following services:

     (a) to provide business advice and project coordination for the Corporation's implementation of SAP integrated enterprise system;

     (b) to provide counsel on corporate charitable contributions by the Corporation in the Springfield, MA community consistent with the Corporation's established practice and procedure for granting such contributions;

     (c) to provide such services as determined and reasonably requested by the Chairman and Chief Executive Officer of the Corporation; and

     (d) to provide such other business advice and counsel as the Corporation may reasonably request of the Consultant from time to time.

    2.2 The Consultant shall provide his services hereunder at such places and at such times as he shall determine, provided that the Consultant shall reasonably make himself available for meetings with senior management of the Corporation as may be scheduled from time to time. The Corporation shall have no right to direct or control the manner in which the services by Consultant are performed hereunder.

    2.3 The Corporation acknowledges that Consultant may provide consulting services to non-competitors of the Corporation, sits on a number of boards of directors of publicly and privately held companies who are non-competitors of the Corporation and devote considerable time to charitable and community work.

  3.   Remuneration.
       ------------
    3.1 As basic compensation for the Consultant's services, the Corporation hereby agrees to pay the Consultant a monthly fee of $5,000.00 subject to the terms hereof, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.

    3.2 A lump sum payment in March 1999 and March 2000 comparable to a management incentive award for the previous fiscal year had the Consultant been employed as an executive officer of the company will be paid to the Consultant. The determination of this payment will be made by the Chairman and Chief Executive Officer of the Company. The minimum amount of the lump sum payment made in March 1999 shall be $150,000 and in March 2000 shall be $125,000. The lump sum payment for any year shall be prorated based upon the number of months fees for consulting or other services were paid in the previous calendar year. This provision shall survive the termination of this agreement.

    3.3 The Corporation agrees to reimburse the Consultant for reasonable travel expenses actually incurred by the Consultant in the performance of the Consultant's duties hereunder upon the submission of appropriate receipts, expense statement or vouchers.

    3.4 Nothing in this Agreement shall reduce the benefits or amounts to which the Consultant is entitled by virtue of his prior employment with the Corporation, including without limitation, pension, profit-sharing and savings plan distributions and life, health care and dental benefits.

  4.   Confidentiality and Other Terms and Conditions.
       ----------------------------------------------
    4.1 The Consultant agrees that all ideas, suggestions, discoveries, inventions, copyrights, copyrightable materials, secret processes, formulae, trademarks, trade secrets, and the like (the "Intellectual Property") created, discovered or developed by the Consultant during the performance of activities pursuant to this Agreement shall be the exclusive property of and are hereby assigned to the Corporation, and the Consultant agrees to execute such instruments of transfer, assignment, conveyance and confirmation and such other documents as may reasonably be requested by the Corporation to transfer, assign, convey, confirm and perfect in the Corporation all legally protectable rights in such Intellectual Property.

    4.2 The Consultant will regard and preserve as confidential all information pertaining to the Corporation that may be obtained by the Consultant as a result of the Consultant's services hereunder and will not disclose such information to any person, or use it for the Consultant's own benefit, during the term hereof or thereafter, except as may be necessary in connection with the performance of the Consultant's services hereunder. References to the "Corporation" in this Agreement, and particularly in this
Section 4.2 and in Section 6.1, shall include all divisions of the Corporation, all corporations that are affiliates or subsidiaries of the Corporation, and any divisions of such subsidiaries and affiliates. Information covered hereby shall include, without limitation, information relating to the Corporation's products, processes, services, inventions, research, development, manufacturing or subcontracting methods, financial matters, future plans or other materials conceived, designed, created or heretofore or hereafter used or developed by the Corporation, any customer lists, pricing and pricing methods, marketing, merchandising or distribution methods, sourcing or other supplier or purchaser related information or other information that is the property of the Corporation or otherwise marked "Confidential". Moreover, during the Term and thereafter for a period of one year, the consultant will not solicit or in any manner encourage employees of the Corporation to leave the employ of the Corporation. Any and all documentation containing such information in the possession or under the control of the Consultant at the end of the Term shall be returned to the Corporation. This Section 4.2 shall not apply to any information which is or becomes part of the public domain other than as a result of a breach of this Agreement by the Consultant or that may be required to be disclosed by a duly authorized order requiring such disclosure by any judicial or administrative proceeding.

    4.3   This Section 4 shall survive the termination of this Agreement.

  5.   Termination of Consulting Arrangement.
       -------------------------------------
    5.1   Death.
          -----
  In the event of the death of the Consultant, this Agreement shall thereupon be terminated and the Term shall end and the Corporation shall only be obligated to pay the fee set forth in Section 3.1 above to the Consultant for the month in which death occurs.

    5.2   Consultant Initiation.
          ---------------------
   The Consultant has the right to terminate this Agreement with effect at any time after June 30, 1998 upon 30 days advance written notice.

    5.3   Inability to Perform.
          --------------------
  In the event that, during the Term, the Consultant is unable to furnish the services described in Section 2.1, the Corporation shall have the option to terminate the Consultant's services and thereby terminate this Agreement, as follows: A termination as a result of the inability of the Consultant to provide the services described in Section 2.1 shall occur upon delivery by the Corporation of a termination notice in writing to the Consultant following a period of (a) 45 consecutive days, or (b) 90 days (irrespective of whether such days are consecutive) occurring during any period of 365 consecutive days during which the Consultant has been requested to but has been unable to provide such services. The Consultant's vacation periods shall not be included within the foregoing computation. The Consultant shall continue to receive the remuneration provided for in Section 3.1 only for the period ending with the date of such termination as provided in this paragraph 5.3.

    5.4   Termination by the Corporation for Due Cause.
          --------------------------------------------
  Nothing herein shall prevent the Corporation from terminating the Consultant's services and this Agreement for Due Cause. The Consultant shall continue to receive remuneration provided for in Section 3.1 only for the period ending with the date of such termination as provided in this
Section 5.3. "Due Cause" , as used herein, shall be deemed to exist in the event (a) the Consultant is convicted of a felony or of fraud or, (b) in connection with the Business, commits acts of gross negligence, willful misconduct or dishonesty or (c) the Consultant neglects to perform the services required to be performed hereunder for a period of 30 days after written notice by the Corporation to the Consultant of such neglect.

  6.   Covenant Not to Compete and Other Covenants.
       -------------------------------------------
    6.1   The Consultant agrees that, except as otherwise provided in this
Section 6, the Consultant will not, without the prior written consent of the Corporation, at any time during the Term and thereafter for a period of one year, in any country in which the Corporation (as defined in Section
4.2 hereof ) is engaged in business, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, render services or advice to, or be connected with, as partner, stockholder, director, officer, agent, employee, consultant or otherwise, any business, firm or corporation which competes with the Business as conducted during the Term or on the date of such termination, as the case may be. The Consultant shall not be deemed under this Section 6 to be competing with the Business solely by reason of ownership of less than one percent of the outstanding amount of any securities of any corporation regularly traded on a national stock exchange or over-the-counter.

    6.2 The Consultant agrees that during the Term and thereafter for a period of one year, he will not interfere with any relationship, contractual or otherwise, between the Corporation and any other party, including, without limitation, any employee, customer, supplier, distributor, lessor or lessee, licensor or licensee, commercial or investment banker.

    6.3 The provisions of this Section 6 shall survive the termination of this Agreement.

  7.   Remedies.
       --------
  The Consultant acknowledges that the services to be rendered hereunder are of a special and unique character and recognizes that, in the event of any breach or threatened breach by the Consultant of the provisions of Sections 4 or 6 hereof, damages would be difficult, if not impossible, to ascertain; and it is therefore agreed that the Corporation, in addition to and without limiting any other remedy or right it may have under this Agreement or al law or in equity, shall be entitled to injunctive relief against the Consultant issued by any court of competent jurisdiction enjoining any such breach or threatened breach. This Section 7 shall survive the termination of this Agreement.

  8.   Indemnification.
       ---------------
  The Corporation shall indemnify and hold the Consultant harmless from and against all liabilities, losses, costs, judgments and expenses (including reasonable attorney's fees and reasonable disbursements) to which the Consultant may become subject as a result of the performance of his obligations under this Agreement or as a result of the performance of his obligations under this Agreement or as a result of his connection with the business and affairs of the Corporation, except for acts or omissions constituting negligence, willful misconduct or acts beyond the scope of the consulting arrangement,. This indemnification provision shall bind the Corporation only if the Consultant gives the Corporation prompt notice of any claims with respect to which it may seek indemnification and permits the Corporation to defend such claim with counsel of its own selection, reasonably satisfactory to the Consultant. The Consultant agrees to cooperate with the Corporation in connection with the defense of any such action.

  9.   Relationship of the Parties.
       ---------------------------
    9.1 In all activities hereunder the Consultant shall be an independent contractor and the Corporation shall, unless otherwise required by law, have no liability whatsoever for withholding, collection or payment of income taxes or for taxes of any other nature on behalf of the Consultant.

    9.2 Nothing contained herein shall be deemed to (i) make either party the agent, employee, joint venturer or partner of the other party or (ii) provide either party or any employee of such party with the power or authority to act on behalf of the other party or to bind the other party to any contract, agreement or arrangement with any other person.

    9.3 All personnel employed or otherwise engaged by either party shall be the agents, servants and employees of such party only, and their other party shall incur no obligations or liabilities, express or implied, by reason of, or with respect to, the conduct of such personnel.

  10.  Representation and Warranty of Consultant.
       -----------------------------------------
  Consultant represents and warrants that he has full legal right and authority to enter into this Agreement and to fully perform the Consultant's obligation hereunder without breach by the Consultant of any legal obligations to any other persons, firm or entity, and there is no agreement to which the Consultant is a party or to which the Consultant is otherwise bound, or any order, arbitration award or injunction of any court, arbitrator or governmental agency to which the Consultant is subject, which would prevent or limit Consultant from fully performing the Consultant's obligations under this Agreement. Consultant hereby agrees to indemnify and hold the Corporation harmless from and against all liabilities, losses, costs, claims, judgments and expenses (including reasonable attorney's fees and reasonable disbursements) to which the Corporation may become subject as a result of a breach of this representation and warranty.

  11.  Notices.
       -------
  Any notice to be given hereunder shall be given in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give written notice pursuant hereto:

  If to the Corporation:
    To:                       Hasbro, Inc.
                              1027 Newport Avenue
                              Pawtucket, RI  02862
                              Attn:  Harold P. Gordon
                                      Vice Chairman

    With a copy to:           Hasbro, Inc.
                              32 West 23rd Street
                              New York, NY  10010
                              Attn:  Phillip Waldoks
                                      Senior Vice President,
                                      Corporate Legal Affairs
                                      and Secretary

  If to the Consultant:
    To:                       George R. Ditomassi, Jr.
                              152 Tennyson Drive
                              Longmeadow, MA  01106

    With a copy to:           Paul S. Doherty
                              Doherty, Wallace, Pillsbury and Murphy, P.C.
                              One Monarch Place
                              1414 Main Street, 19th Floor
                              Springfield, MA  01144-1002

  12.  Miscellaneous.
       -------------
    12.1 If any section, subsection or other provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable for any reason, such section, subsection or provision shall be deemed to be severable and this Agreement shall otherwise continue in full force and effect.

    12.2 This Agreement shall be binding upon the Consultant, the Corporation, its successors and any corporation which acquires, by merger or otherwise, all or substantially all of the assets of the Corporation, and shall inure to the benefit of (a) the Consultant and the Consultant's legal representatives and (b) the Corporation and its successors and permitted assigns. Except as set forth in the preceding sentence, neither this Agreement nor any rights or obligations thereunder shall be assignable by either party without the prior written consent of the other party.

    12.3 No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by bother parties hereto.

    12.4 The failure to enforce at any time any of the provisions of this Agreement or the failure to require at any time performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

    12.5 This Agreement constitutes the entire understanding of the parties hereto with respect to the Consultant's consulting services and the Consultant's remuneration therefor.

    12.6 Whenever a provision of this Agreement governs periods following the termination or conclusion of this Agreement, such provisions shall survive such termination or conclusion whether or not such survival is otherwise specifically provided for herein.

    12.7 This Agreement may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same document.\

    12.8 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    12.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island applicable to agreements made and to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   HASBRO, INC.


                                   By: /s/ Harold P. Gordon
                                       --------------------
                                       Harold P. Gordon
                                       Vice Chairma



                                       /s/ George R. Ditomassi, Jr.
                                       ----------------------------
                                       George R. Ditomassi, Jr.